UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

MSC Industrial Direct Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) and (e)  On October 24, 2011, MSC Industrial Direct Co., Inc. (the "Company") announced that in furtherance of the Company’s previously disclosed management succession plan, Mr. Erik Gershwind has been promoted to President and Chief Operating Officer effective October 21, 2011.  Mr. David Sandler will continue to hold the position of Chief Executive Officer.  Mr. Sandler’s annual base salary was increased  to $790,000 for fiscal year 2012.

Mr. Gershwind, age 40, served as our Executive Vice President and Chief Operating Officer since October 2009.  Prior to becoming Executive Vice President and Chief Operating Officer in October 2009, Mr. Gershwind served as Senior Vice President, Product Management and Marketing beginning in December 2005.  Prior to that, he held various positions of increasing responsibility at the Company in business development, sales management, branch integration, and eCommerce.  Mr. Gershwind joined MSC in 1996 as manager of the Company’s acquisition integration initiative, and in 1999 established MSC’s highly successful Internet business as Director of eCommerce.  He also has served on the Company’s Board of Directors since October 2010.

In fiscal year 2011, Mr. Gershwind was compensated with a base salary of $311,841.  In addition, on October 19, 2010, as part of the Company's annual equity award grants for fiscal 2010, Mr. Gershwind received a stock award of 4,768 restricted shares of the Company’s Class A common stock, with an aggregate fair market value of $259,951 on the date of grant, and a grant of 32,743 options to purchase shares of the Company’s Class A common stock at an exercise price of $54.52 per share, and a Black-Scholes value of $14.44 per share.  Mr. Gershwind also received $300,000 as compensation for fiscal year 2010 under the Company’s annual incentive bonus program and an additional bonus of $25,000 for fiscal 2010 (which was generally paid to participants under the annual incentive bonus program in recognition that the maximum payout levels under the 2010 plan did not appropriately account for a range of EPS performance in excess of the target performance level).  In connection with Mr. Gershwind’s promotion to President and Chief Operating Officer, Mr. Gershwind’s annual base salary was increased to $450,000 per annum.  On October 21, 2011, as part of the Company's annual equity award grants for fiscal 2011, Mr. Gershwind received a stock award of 3,898 restricted shares of the Company’s Class A common stock, with an aggregate fair market value of $259,958 on the date of grant, and a grant of 26,758 options to purchase shares of the Company’s Class A common stock at an exercise price of $66.69 per share, and a Black-Scholes value of $17.67 per share.  Mr. Gershwind also received $384,375 as compensation for fiscal 2011 under the Company’s annual incentive bonus program.  In addition, Mr. Gershwind will participate in the Company’s annual cash incentive bonus program for fiscal year 2012 and is entitled to participate in all of the employee benefit plans available to executives.

Mr. Gershwind is the nephew of Mitchell Jacobson, the Company’s Chairman of the Board, and the son of Marjorie Gershwind, Mr. Jacobson's sister.  Mr. Jacobson and Ms. Gershwind are also principal shareholders of the Company.

On October 24, 2011, the Company issued a press release announcing the promotion of Mr. Gershwind.  The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

99.1	Press Release, dated October 24, 2011, issued by MSC Industrial Direct Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: October 24, 2011	By:	/s/ Jeffrey Kaczka
		Name:	Jeffrey Kaczka
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 24, 2011, issued by MSC Industrial Direct Co., Inc.